Exhibit 5.1

Meltzer, Lippe, Goldstein & Breitstone, LLP, 190 Willis Avenue, Mineola, New York.

December 12, 2006

Hauppauge Digital, Inc.
91 Cabot Court
Hauppauge, NY 11788

Re: Registration Statement on Form S-3 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Hauppauge Digital, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 120,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which Shares include certain shares of Common Stock issuable upon the exercise of the Ladokk Warrants (as defined in the Registration Statement) to be offered by certain selling stockholders pursuant to a Registration Statement on Form S-3 (the “Registration Statement”).

As such counsel, we have examined and relied upon originals or copies of various corporate records, documents, agreements and other instruments of the Company as we have deemed necessary to review. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing a document. We have also assumed that the registration requirements of the Act and all applicable requirements of state laws regulating the sale of securities will have been duly satisfied.

This opinion is limited to the Delaware General Corporation Law and covers also the Delaware Constitution and all State Judicial decisions as well.

Subject to the foregoing, it is our opinion that the 120,000 Shares which are to be issued upon the exercise of the Ladokk Warrants (assuming such exercise is in accordance with the terms of the Ladokk Warrants) will be, duly authorized, validly issued, fully paid and non-assessable.

On December 7, 2006 both Dorothy Plotkin and Kenneth Plotkin each exercised their warrants on a cashless basis by receiving a credit of $6.65 per share on options for 8,600 shares and using this credit to acquire 21,400 shares each. Such shares are to be legended and the transaction was exempt from registration under Section 4(2) of the Securities Act of 1933 as amended as not involving a public offering. Accordingly 42,800 shares were issued to the Plotkins and another 60,000 shares are to be issued. This opinion letter is applicable to all 102,800 shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ MELTZER, LIPPE, GOLDSTEIN & BREITSTONE, LLP

MELTZER, LIPPE, GOLDSTEIN & BREITSTONE, LLP

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